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                                     B Y L A W S

                                          OF

                           FAMILY BOOKSTORES COMPANY, INC.


                                      ARTICLE I

                                     SHAREHOLDERS

     SECTION 1. PLACE OF MEETING. All shareholder meetings shall be held at the time and place determined by the Board of Directors.

     SECTION 2. ANNUAL MEETING. An annual shareholder meeting for the election of directors and for other purposes shall be held on the last Monday (or the next business day if that Monday is a holiday) of the fourth calendar month after the end of the corporation's fiscal year, at 2:00 p.m., or at such other date and time set by the Board of Directors.

     SECTION 3. SPECIAL MEETINGS. The Board of Directors, the Chairperson, or the President may call a special shareholders' meeting by giving notice of the meeting to each shareholders' meeting by giving notice of the meeting to each shareholder of record entitled to vote at the meeting.

     SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Written notice of the date, time, place, and purposes of a shareholder meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

     SECTION 5. ADJOURNMENTS. If a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if (i) the date, time and place to which the adjournment is taken, and (ii) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 4 above.

     SECTION 6. WAIVERS OF NOTICE. A shareholder or a shareholder's attorney-in-fact may waive the shareholder's right to notice before or after a meeting by a signed waiver of notice. A shareholder's attendance at a meeting constitutes a waiver of objection to:

          (a) lack of notice, or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting; and


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          (b)  consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 7. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholder meeting or any adjournment thereof. The list shall be:

          (a) arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

          (b)  produced at the time and place of the meeting;

          (c) subject to inspection by any shareholder at any time during the meeting; and

          (d) prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting before a shareholder makes a demand to comply with the requirements.

     SECTION 8. QUORUM. Unless a greater quorum is required by the Articles of Incorporation or statute, the presence in person or by proxy of shareholders holding shares entitled to cast a majority of votes at a meeting shall constitute a quorum. Once a quorum is present, the shareholders may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, each class or series must have a quorum, as determined by this Section, for the purposes of transacting the item of business.

     SECTION 9. VOTING RIGHTS. Except as otherwise provided by statute or the Articles of Incorporation, each share is entitled to one vote on each matter submitted to a vote.

     SECTION 10. VOTE REQUIRED. Any action, other than the election of directors, to be taken by shareholder vote shall be authorized by a majority of the votes cast by the shareholders entitled to vote on the action, unless a greater vote is required by statute, the Articles of Incorporation or these Bylaws. Unless the Articles of Incorporation provide otherwise, directors shall be elected by a plurality of votes cast. Shareholders may not cumulate their votes.

     SECTION 11. CLASS VOTING. If the Articles of Incorporation provide that a class of shares, or any series of a class, shall vote as a class or series, either generally or to authorize one or more specified actions, such voting as a class or series shall be in addition to any other required vote.

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Where voting as a class or series is required on a matter other than the election of directors, the action shall be authorized by a majority of the votes cast by the holders of the class or series entitled to vote on the action, unless a greater vote is required by statute or the Articles of Incorporation.

     SECTION 12. ELECTRONIC PARTICIPATION IN MEETING. Unless otherwise restricted by the Articles of Incorporation, a shareholder may participate in a shareholder meeting by a conference telephone or other similar communications equipment through which all persons participating in the meeting may communicate with the other participants, if the participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

     SECTION 13. CONDUCT OF MEETINGS. Shareholder meetings shall be conducted as follows:

          (a) The chairperson of the meeting shall have absolute authority over matters of procedure.

          (b) If disorder arises that prevents the continuation of the business of the meeting, the chairperson may adjourn the meeting.

          (c) The chairperson may require any person who is not a shareholder of record or holding a proxy to leave the meeting.

     SECTION 14. BUSINESS TRANSACTED. The business effectively transacted at a shareholder meeting shall be confined to the following:

          (a)  Any matter specified in the notice;

          (b) Any matter reasonably related to a matter specified in the notice; and

          (c) Any matter (i) the consideration of which is not objected to be any shareholder attending the meeting, and (ii) notice of which is waived by all shareholders not in attendance at the meeting.

     SECTION 15. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a shareholder meeting may be taken without a meeting, without prior notice and without a vote, if:

          (a) Before or after the action, all the shareholders entitled to vote consent in writing; or

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          (b)  The Articles of Incorporation provide for shareholder action without a meeting, and written consents, setting forth the action taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent under this subsection (b) must bear the date of signature of each shareholder who signs the consent, and is not effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or dissent from the proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

     SECTION 16. RECORD DATE.

          (a) SHAREHOLDERS ENTITLED TO NOTICE AND VOTE. For the purpose of determining shareholders entitled to notice of and to vote at a shareholder meeting or any adjournment thereof, the Board of Directors may fix a record date which may not precede the date on which the Board adopts the resolution fixing the record date. The record date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If not fixed by the Board of Directors the record date for determination of shareholders entitled to notice of and to vote at a shareholder meeting shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a shareholder meeting is made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

          (b) SHAREHOLDERS ENTITLED TO EXPRESS CONSENT OR DISSENT. For the purpose of determining shareholder entitled to express consent to or dissent from a proposal without a meeting, the Board of Directors may fix a record date, which may not precede the date on which the Board adopts the resolution fixing the record date and may not be more than ten (10) days after the Board resolution. If a record date is not fixed by the Board of Directors and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the Board resolution is adopted. If a record date is not fixed by the Board of Directors and prior Board action is not required, the record date shall be the first date on which a signed written consent is delivered to the corporation as provided in these bylaws.

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          (c)  OTHER ACTIONS.  For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board of Directors may fix a record date, which may not precede the date on which the Board adopts the resolution fixing the record date. The record date may not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed by the Board of Directors, the record date shall be the close of business on the day on which the Board resolution relating to the corporate action is adopted.

     SECTION 17. PROXIES. A shareholder entitled to vote at a shareholder meeting or to express consent to or dissent from action without a meeting may authorize one or more other persons to act shareholder or the shareholder's authorized agent or representative. The corporation may require a shareholder's agent or representative. The corporation may require a shareholder's agent or representative to present written evidence, satisfactory to the corporation, of authority to sign the shareholder's proxy. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be in writing and must be filed with the corporation at or before in writing and must be filed with the corporation at or before the meeting. A proxy need not be sealed, witnessed, or acknowledged.


                                      ARTICLE II

                                      DIRECTORS

     SECTION 1. NUMBER AND TERM OF DIRECTORS. The Board of Directors shall consist of one or more directors, as determined initially by the Incorporator and thereafter, the Board of Directors shall consist of such number of directors as may be determined by the Board from time to time. A director need not be a shareholder. The first Board of Directors shall hold office until the first annual shareholder meeting. Directors shall be elected at each annual shareholder meeting, except as provided in Section 2 of this Article, and each director shall hold office until a successor is elected and qualified or until the director's resignation or removal. If shareholders of any class or series of shares have the exclusive right to elect one or more directors, those directors may be elected only by the vote of those shareholders.

     SECTION 2. VACANCIES. Except as otherwise provided in the Articles of Incorporation, a vacancy on the Board of Directors (including a vacancy resulting from an increase in the number of directors) may be filled by the shareholders or the remaining directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. Except as otherwise provided in the Articles of Incorporation, if the holders of any class or series of shares are entitled to elect one or

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more directors to the exclusion of other shareholders, vacancies of that class or series may be filled by the holders of shares of that class or series. A vacancy that will occur at a specific date, by reason of resignation effective at a later date, may be filled before the vacancy occurs, but the newly elected or appointed director may not take office until the vacancy occurs.

     SECTION 3. REMOVAL. The holders of a majority of the shares entitled to vote for the election of directors may remove one or more directors with or without cause.

     SECTION 4. RESIGNATION. A director may resign by written notice to the corporation. A resignation is effective upon its receipt by the corporation or at a later date specified in the notice.

     SECTION 5. POWERS. The Board of Directors shall manage the business and affairs of the corporation and may exercise all of the powers of the corporation except those powers or acts required by statute or the Articles of Incorporation to be exercised or done by the shareholders.

     SECTION 6. DIRECTOR'S COMPENSATION. The Board of Directors, by affirmative vote of a majority of directors then in office and irrespective of any personal interest of any of them, may establish reasonable compensation for a director's services to the corporation as directors or officers. Directors may also be reimbursed their expenses, if any, of attendance at each meeting of the Board or a committee.

     SECTION 7. ANNUAL MEETING OF BOARD. An annual meeting of the Board of Directors shall be held immediately following the annual shareholder meeting. A notice to directors is not required for an annual meeting.

     SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the date, time and place that the Board determines. A notice to directors is not required for a regular meeting, except that, when the Board establishes or changes the schedule of regular meetings, or changes the date, time or place of a previously scheduled regular meeting, notice of the action shall be given to each director who was absent from the meeting at which the action was taken.

     SECTION 9. SPECIAL MEETINGS. The Chairperson, the President or directors constituting at least one-third of the directors then in office may call a special meeting of the Board of Directors by giving notice to each director.

     SECTION 10. NOTICE OF MEETINGS. Except as otherwise provided by these bylaws, notice of the date, time and place of each meeting of the Board of Directors shall be given to each director, by either of the following methods:

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          (a)  by mailing written notice of the meeting to the address that the director designates or, in the absence of designation, to the last known address of the director, at least five days before the date of the meeting; or

          (b) by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by telecopier, to the director's last known office or home address.

     SECTION 11. WAIVER OF NOTICE. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting, unless at the beginning of the meeting, or promptly upon the director's arrival, the director objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A director may waive in writing any right to notice before or after a meeting.

     SECTION 12. PURPOSES OF MEETINGS. Neither the business to be transacted nor the purpose of a meting need be specified in the notice or waiver of notice of the meeting. If the purpose is stated in the notice, the business transacted at the meeting is not limited to the purpose stated.

     SECTION 13. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. A majority of the directors then in office, or of the members of a committee of the Board, constitutes a quorum for the transaction of business, unless the Articles of Incorporation or these Bylaws or, in the case of a committee, the Board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by express provision of statute, the Articles of Incorporation, or these Bylaws, or in the case of a committee, the Board resolution establishing the committee.

     SECTION 14. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken under authorization voted at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if, before or after the action, all members of the Board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the Board or committee. The consent has the same effect as a vote of the Board or committee for all purposes.

     SECTION 15. ELECTRONIC PARTICIPATION IN MEETING. Unless otherwise restricted by the Articles of Incorporation, a director may participate in a meeting of the Board of Directors or a committee of the Board by means of a conference telephone or similar communications equipment through which all persons participating in the meeting may communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting. A director must be permitted to participate in a meeting by such means if the director so requests.

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     SECTION 16.    COMMITTEES OF DIRECTORS.  The Board of Directors may
designate one or more committees consisting of one or more directors. Any committee, and each member thereof, shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. Unless prohibited by the Board resolution creating the committee, in the absence or disqualification of a member of a committee, the committee members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. A committee may establish a time and place for regular meetings, for which no notice shall be required; provided, however, that if the committee changes the date, time, or place of a regular meeting, then notice of such changed meeting shall be given to each member who was absent at the meeting at which such change was made. Otherwise, notice of meetings of committees shall be given in the same manner as notices of meetings of the Board.

     SECTION 17. POWERS OF COMMITTEES. A committee, to the extent provided in the resolution of the Board creating the committee, may exercise the Board's power and authority in the management of the business and affairs of the corporation, except that a committee may not:

          (a)  Amend the Articles of Incorporation;

          (b)  Adopt an agreement of merger or consolidation;

          (c) Recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets;

          (d) Recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution;

          (e)  Amend the Bylaws of the corporation;

          (f)  Fill vacancies in the Board of Directors; or

          (g) Declare a distribution or a dividend, or authorize the issuance of stock, unless the resolution of the Board creating the committee expressly so provides.


                                     ARTICLE III

                                       OFFICERS

     SECTION 1. APPOINTMENT. The Board of Directors, at its first meeting following appointment by the Incorporator(s) and thereafter at its first meeting following the annual

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shareholder meeting, shall appoint a President, Secretary, and Treasurer.
The Board of Directors may elect from their number of Chairperson of the Board and one or more Vice Chairpersons. The Board may also appoint one or more Vice Presidents and other officers that it deems necessary. The Board of Directors need not appoint or elect an officer to an office that is already filled and whose specified term has not expired. The same person may hold two or more offices, but an officer may not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation, these Bylaws or resolution of the Board of Directors to be executed, acknowledged or verified by two or more officers.

     SECTION 2. TERM, REMOVAL AND RESIGNATION. An officer shall hold office for the term the board specifies upon election or appointment and until a successor is elected or appointed and qualified, or until the officer's death, resignation or removal. The Board may remove an officer with or without cause at any time. Any officer may resign by written notice to the corporation. A resignation is effective upon its receipt by the corporation or at a later date specified in the notice.

     SECTION 3. CHAIRPERSON OF THE BOARD OF DIRECTORS. The Chairperson of the Board, if there is one, shall preside when present at all meetings of the shareholders and the Board of Directors. the Chairperson of the Board shall perform any other duties and exercise any other authority that the Board prescribes and, unless otherwise provided by Board resolution, shall be an ex officio member of all committees. Except where by law the signature of the President is required, the Chairperson of the Board possesses the same power and authority to make and execute contracts, instruments, papers, and documents of every kind in the name of and on behalf of the corporation.

     SECTION 4. VICE CHAIRPERSON OF THE BOARD OF DIRECTORS. During the disability or unavailability of the Chairperson of the Board, or while that office is vacant, the Vice Chairpersons of the Board, in the order the Board designates, may exercise all of the powers and discharge all of the duties of the Chairperson. A Vice Chairperson shall perform any other duties that the Board of Directors prescribes.

     SECTION 5. PRESIDENT. The President shall be the corporation's chief executive officer and have general control and management of its business, under the direction of the Board. The President shall ensure that all orders and resolutions of the Board are carried into effect. Unless the Board specifically provides otherwise, the President shall be an ex officio member of all committees. The President shall perform all duties incident to the office of President and other duties as the Board prescribes. The President may make and execute contracts, instruments, papers, and documents of every kind in the name and on behalf of the corporation, except when the Board specifies the same to be done by another officer or agent. During the disability or unavailability of the Chairperson and the Vice Chairpersons, or while those offices are vacant, the President shall have all of the power and authority of the Chairperson and shall preside over all meetings of and the shareholders and, if he is a director, all meetings of the Board of Directors.

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     SECTION 6.  VICE PRESIDENTS.  The Board may designate one or more
Vice Presidents to perform the duties and exercise the powers of the Presidents to perform the duties and exercise the powers of the President during the President's absence or disability. Each Vice President shall perform other duties that the President assigns or the Board of Directors prescribes.

     SECTION 7. SECRETARY. The Secretary shall cause to be recorded and maintained minutes of all meetings of the Board, Board committees, and shareholders. The Secretary shall cause to be given all notices required by law, these Bylaws, or resolution of the Board and shall perform other duties that the President assigns or the Board of Directors prescribes.

     SECTION 8. TREASURER. The Treasurer shall cause to be kept in books belonging to the corporation a full and accurate account of all receipts, disbursements, and other financial transactions of the corporation. The Treasurer shall perform other duties that the President assigns or the Board of Directors prescribes.

     SECTION 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Any Assistant Secretary and any Assistant Treasurer may perform any duty or exercise any authority of the Secretary or Treasurer, respectively. The Assistant Secretaries and Assistant Treasurers shall also perform duties that the Secretary or Treasurer, respectively, or President assigns or that the Board of Directors prescribes.

     SECTION 10. OTHER OFFICERS. The Board of Directors may appoint other officers to perform duties and exercise authority that the President assigns or the Board of Directors prescribes.

                                      ARTICLE IV

                                   INDEMNIFICATION

     SECTION 1. INDEMNIFICATION IN ACTION BY THIRD PARTY. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does

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not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2.  INDEMNIFICATION IN ACTION BY OR IN RIGHT OF THE
CORPORATION. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or, is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the corporation except to the extent authorized by statute.

     SECTION 3. EXPENSES. To the extent that person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

     SECTION 4.  AUTHORIZATION OF INDEMNIFICATION.

          (a) An indemnification under Sections 1 or 2 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

          (1) By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

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          (2)  If a quorum cannot be obtained under Subsection (1) above, my majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

          (3) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

          (A) By the Board or its committee in the manner prescribed in Subsections (1) or (2) above.

          (B) If a quorum of the Board cannot be obtained under Subsection (1) above and a committee cannot be designated under Subsection (2) above, by the Board.

          (4) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

          (5) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

          (b) In the designation of a committee under Subsection (a) (2) or in the selection of independent legal counsel under Subsection (a) (3) (B), all directors may participate.

          (c) If a person is entitled to indemnification under Sections 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 5. ADVANCES. The corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if all of the following apply:

          (a) The person furnishes the corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

          (b) The person furnishes the corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct.

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking required by Subsection (b) above must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in Section 4 of this Article.

     SECTION 6. OTHER INDEMNIFICATION AGREEMENTS. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

     SECTION 7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article.

     SECTION 8. CONSTITUENT CORPORATION. For the purposes of this Article, references to the corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

                                      ARTICLE V

                           SHARE CERTIFICATES AND TRANSFERS

     SECTION 1. SHARE CERTIFICATES. Except as otherwise required by the Articles of Incorporation or these Bylaws and permitted by statute, shares of the corporation's stock shall be represented by certificates. Each certificate shall be signed by one of the following: the Chairperson of the Board, Vice Chairperson of the Board, President, or a Vice-President. Share certificates may be sealed with the seal of the corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. The corporation may issue a certificate even though the officer who has signed or whose facsimile signature has been placed upon the certificate ceases to be an officer before the certificate is issued.

     SECTION 2. REPLACEMENT OF CERTIFICATES. The corporation shall issue a new certificate for shares in place of a certificate that has been lost or destroyed. The Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond or other security sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of a replacement certificate.

     SECTION 3. REGISTERED SHAREHOLDERS. The corporation may treat the registered holder of a share as the absolute owner of the share and shall not be bound to recognize any equitable or other claim to, or interest in, the share on the part of any other person, whether or not the corporation has actual notice of the interest or claim, except as otherwise provided by law.

     SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar for the registration and transfer of the corporation's securities.

     SECTION 5. TRANSFER OF STOCK. A sale, assignment, exchange, conveyance, gift, pledge, hypothecation, or other transfer of the corporation's stock, whether by operation of law or otherwise, shall not be effective as to the corporation until recorded on the corporation's stock transfer books.


                                      ARTICLE VI

                                  GENERAL PROVISIONS

     SECTION 1. DIVIDENDS OR OTHER DISTRIBUTIONS. By action of the Board of Directors, the corporation may declare and pay dividends or make other distributions as permitted by law.

     SECTION 2. VOTING SECURITIES. Unless the Board directs otherwise, the Chairperson of the Board or the President, or during their absence or disability, the Vice Presidents, in the order that the Board designates, may on behalf of the corporation attend and vote (or execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote) at any meeting of security holders of any corporation in which the corporation holds securities. At such meetings such person may exercise any and all rights and powers incident to the ownership of such securities that the corporation might exercise if present. The Board may confer this voting power upon any other person.

     SECTION 3. CHECKS. The corporation's checks, drafts, and orders for the payment of money shall be signed in the name of the corporation in the manner and by the persons that the Board of Directors designates.

     SECTION 4. SIGNING OF INSTRUMENTS. When the Board or these Bylaws authorize the execution of any contract, conveyance, or other instrument without specification of the signing officer, the Chairperson of the Board, the President, any Vice President, the Secretary or the Treasurer may sign in the name and on behalf of the corporation and may affix the corporate seal to the instrument. The Board of Directors may authorize other officers and agents to sign instruments on behalf of the corporation.

     SECTION 5. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors and committees, if any. The books, records and minutes may be kept outside the State of Michigan. The corporation shall keep at its registered office, or at the office of its transfer agent within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.

     SECTION 6. SEAL. The Corporation may have a seal in the form that the Board of Directors determines. The seal may be used by causing it or a facsimile to be affixed, impressed, or reproduced.

                                      ARTICLE VII

                                      AMENDMENTS

     The shareholders or the board of directors may amend or repeal these Bylaws or adopt new bylaws, unless the Articles of Incorporation or these Bylaws provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that the Board may not alter or repeal these Bylaws or any particular Bylaw. Amendment of these Bylaws by the Board requires the vote of not less than a majority of the directors then in office.

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